As filed with the Securities and Exchange Commission on April 30, 2026.

Registration No. 333-295271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Polyrizon Ltd.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 HaPnina Street Raanana, 4321545, Israel Tel: +972-9-3740120	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

David Huberman, Esq. Win Rutherfurd, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: 312.364.1633	Shachar Hadar Meitar Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-1 (File No. 333-295271) of Polyrizon Ltd. (the “Company”) is being filed as an exhibits-only filing solely for the purpose of including a conformed signature in the Exhibit 23.1 consent of the Company’s independent registered public accounting firm, Brightman Almagor Zohar & Co., a firm in the Deloitte global network (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement (including the signature page and exhibit index) and the filed exhibit only. The prospectus, constituting Part I of the Registration Statement, is unchanged and have therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Indemnification

The Israeli Companies Law, 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our Articles allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them. This exculpation and indemnification is limited both in terms of amount and coverage and it covers certain amounts regarding administrative proceedings insurable or indemnifiable under the Companies Law and our Articles.

In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act, is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 7. Recent Sales of Unregistered Securities.

Set forth below are the sales of all securities by the Company since January 1, 2024, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On May 12, 2024, we entered into a securities purchase agreement with an existing shareholder, pursuant to which we issued an aggregate of 61,754 Ordinary Shares for gross proceeds of $70,000.

On August 13, 2024, we entered into an exclusive patent license agreement with SciSparc Ltd., or the SciSparc License Agreement, pursuant to which we initially issued to SciSparc 320,000 Ordinary Shares. After closing of the IPO, we issued to SciSparc pre-funded warrants to purchase 364,931 Ordinary Shares and warrants to purchase 2,054,793 Ordinary Shares upon the same terms as the warrants issued in the IPO.

On March 31, 2025, we entered into a definitive securities purchase agreement with institutional investors for the purchase and sale in a private placement of approximately $17.0 million of ordinary units, or the Ordinary Units, and pre-funded units, the Pre-Funded Units, at purchase price of $720 per Ordinary Unit and $719.985 per Pre-Funded Unit, respectively. Each Ordinary Unit consists of (i) one ordinary share and (ii) one series A ordinary warrant to purchase one ordinary share, or the Series A Warrants. Each Pre-Funded Unit consists of (i) one pre-funded warrant to purchase one ordinary share and (ii) one Series A Warrant. In the private placement, we issued 2,245,834 Ordinary Units and 33,170,833 Pre-Funded Units. The initial exercise price of each Series A Warrant is $1,800 per share or pursuant to an alternative cashless exercise option. The Series A Warrants are exercisable following shareholder approval and have a term of 30 months. The number of securities issuable under the Series A Warrant is subject to adjustment as described in more detail in the Series A Warrant. On March 31, 2025, we also entered into an exchange agreement, or the Exchange Agreement with certain holders, or the Holders, of warrants to purchase ordinary shares previously issued by us in October 2024. Under the Exchange Agreement, the Holders agreed to exchange with us such existing warrants for warrants to purchase up to 3,926,304 ordinary shares, or the Exchange Warrants, which are substantially in the form of the Series A Warrants. The initial exercise price of each Exchange Warrant is $1,800 per share or pursuant to an alternative cashless exercise option. The Exchange Warrants are exercisable following shareholder approval and have a term of 30 months. The number of securities issuable under the Exchange Warrant is subject to adjustment as described in more detail in the Exchange Warrant. As of March 24, 2026, all warrants and pre-funded warrants issued in the March 2025 private placement had been exercised by the applicable holders based on a cashless exercise, resulting in the issuance of 993,923 Ordinary Shares.

On December 5, 2025, we entered into a securities purchase agreement with certain investors in a registered direct offering of 552,269 of our Ordinary Shares at a purchase price of $9.00 per share, for aggregate gross proceeds of approximately $4.97 million. In connection with the registered direct offering, we agreed to pay Aegis Capital Corp. a financial advisory fee of $250,000. The registered direct offering closed on December 5, 2025.

On April 7, 2026, we entered into a securities purchase agreement for the purchase and sale of 87,777 of our Ordinary Shares and 190,000 pre-funded warrants to purchase up to 190,000 Ordinary Shares in a registered direct offering. In a concurrent private placement, we also issued to the same investor a total of 111,111 pre-funded warrants, or the PIPE Pre-Funded Warrants, to purchase up to 111,111 Ordinary Shares and 388,888 ordinary share warrants, or the Ordinary Share Warrants, to purchase up to 388,888 Ordinary Shares. The PIPE Pre-Funded Warrants are exercisable immediately (subject to registration) at an exercise price of $0.00001 per Ordinary Share, subject to adjustment as set forth therein, and will not expire until exercised in full. The PIPE Pre-Funded Warrants may be exercised on a cashless basis. The Ordinary Share Warrants are exercisable upon issuance at an exercise price of $9.00 per Ordinary Share and will expire 5 years from the issuance date.

The privately placed securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

a.	The undersigned registrant hereby undertakes:

1.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

2.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.	The undersigned registrant hereby undertakes:

1.	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

2.	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
3.1	Amended and Restated Articles of Association of the Registrant (filed as Exhibit 1.1 to our Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 25, 2026, as amended by our Annual Report on Form 20-F/A filed with the Securities and Exchange Commission on March 27, 2026, and incorporated herein by reference).
5.1**	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant, as to the validity of the Ordinary Shares
10.1	Polyrizon Ltd. Amended and Restated Equity Incentive Plan. (filed as Exhibit 99.1 to our Registration Statement on Form S-8 (File No.: 333-284410) as filed with the Securities and Exchange Commission on January 22, 2025, and incorporated herein by reference).
10.2	Form of Indemnification Agreement (filed as Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on October 6, 2022, and incorporated herein by reference).
10.3	Compensation Policy (incorporated by reference to Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K, furnished to the Securities and Exchange Commission on March 13, 2025).
10.4	Form of Simple Agreement for Future Equity (filed as Exhibit 10.4 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 10, 2022, and incorporated herein by reference).
10.5^	Collaboration Agreement with Nurexone Biologic Inc. (filed as Exhibit 10.5 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on October 6, 2022, and incorporated herein by reference).
10.6^	Collaboration Agreement with SciSparc Ltd. (filed as Exhibit 10.6 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on October 6, 2022, and incorporated herein by reference).
10.7	Share Purchase Agreement, dated July 15, 2020, with XYLO TECHNOLOGIES LTD. (filed as Exhibit 10.7 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.8	First Addendum to Share Purchase Agreement, dated December 15, 2021, with XYLO TECHNOLOGIES LTD. (filed as Exhibit 10.8 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.9	Second Addendum to Share Purchase Agreement, dated December 23, 2021, with XYLO TECHNOLOGIES LTD. (filed as Exhibit 10.9 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.10	Third Addendum to Share Purchase Agreement, dated November 21, 2023, with XYLO TECHNOLOGIES LTD. (filed as Exhibit 10.10 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.11	Fourth Addendum to Share Purchase Agreement, dated May 7, 2024, with XYLO TECHNOLOGIES LTD. (filed as Exhibit 10.11 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.12	Share Purchase Agreement dated June 20, 2023 (filed as Exhibit 10.12 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.13	Share Purchase Agreement dated December 19, 2023 (filed as Exhibit 10.13 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.14	Share Purchase Agreement dated May 12, 2024 (filed as Exhibit 10.14 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on May 20, 2024, and incorporated herein by reference).
10.15	License Agreement with SciSparc Ltd. (filed as Exhibit 10.15 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 14, 2024, and incorporated herein by reference).
10.16	Convertible Loan Agreement between Polyrizon Ltd. and Certain Shareholders dated February 4, 2023 (filed as Exhibit 10.16 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 14, 2024, and incorporated herein by reference).
10.17	Convertible Loan Agreement between Polyrizon Ltd. and L.I.A Pure Capital Ltd. dated April 10, 2024 (filed as Exhibit 10.17 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 14, 2024, and incorporated herein by reference).
10.18	Convertible Loan Agreement between Polyrizon Ltd. and L.I.A Pure Capital Ltd. and Reuven Srugo Construction Company Ltd dated August 13, 2024 (filed as Exhibit 10.18 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 14, 2024, and incorporated herein by reference).

10.19	Form of Warrant (filed as Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on September 9, 2024, and incorporated herein by reference).
10.20	Form of Warrant Agent Agreement (filed as Exhibit 4.2 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 14, 2024, and incorporated herein by reference).
10.21	Form of Pre-Funded Warrant (filed as Exhibit 4.3 to our Registration Statement on Form F-1 (File No. 333-266745) as filed with the Securities and Exchange Commission on August 14, 2024, and incorporated herein by reference).
10.22	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to Form 6-K furnished to the Securities and Exchange Commission on April 1, 2025, and incorporated herein by reference).
10.23	Form of Series A Warrant (filed as Exhibit 10.2 to Form 6-K furnished to the Securities and Exchange Commission on April 1, 2025, and incorporated herein by reference).
10.24	Form of Pre-Funded Warrant (filed as Exhibit 10.3 to Form 6-K furnished to the Securities and Exchange Commission on April 1, 2025, and incorporated herein by reference).
10.25	Form of Placement Agent Agreement (filed as Exhibit 10.4 to Form 6-K furnished to the Securities and Exchange Commission on April 1, 2025, and incorporated herein by reference).
10.26	Form of Registration Rights Agreement (filed as Exhibit 10.5 to Form 6-K furnished to the Securities and Exchange Commission on April 1, 2025, and incorporated herein by reference).
10.27	Form of Exchange Agreement (filed as Exhibit 10.6 to Form 6-K furnished to the Securities and Exchange Commission on April 1, 2025, and incorporated herein by reference).
10.28	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to Form 6-K furnished to the Securities and Exchange Commission on December 5, 2025, and incorporated herein by reference).
10.29	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to Form 6-K furnished to the Securities and Exchange Commission on April 8, 2026, and incorporated herein by reference).
10.30	Form of Registration Rights Agreement (filed as Exhibit 10.2 to Form 6-K furnished to the Securities and Exchange Commission on April 8, 2026, and incorporated herein by reference).
10.31	Form of Placement Agent Agreement (filed as Exhibit 10.4 to Form 6-K furnished to the Securities and Exchange Commission on April 8, 2026, and incorporated herein by reference).
10.32	Form of PIPE Pre-Funded Warrant (filed as Exhibit 10.5 to Form 6-K furnished to the Securities and Exchange Commission on April 8, 2026, and incorporated herein by reference).
10.33	Form of PIPE Common Warrant (filed as Exhibit 10.6 to Form 6-K furnished to the Securities and Exchange Commission on April 8, 2026, and incorporated herein by reference).
23.1*	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte global network
23.2**	Consent of Meitar | Law Offices (included in Exhibit 5.1)
24.1**	Power of Attorney
107**	Filing Fee Table

*	Filed herewith.

**	Previously filed.

^	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the U.S. Securities and Exchange Commission permitting the confidential treatment of select information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raanana, Israel on April 30, 2026.

POLYRIZON LTD.

By:	/s/ Tomer Izraeli
Tomer Izraeli, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tomer Izraeli	Chief Executive Officer, Director	April 30, 2026
Tomer Izraeli	(Principal Executive Officer)

/s/ Nir Ben Yosef	Chief Financial Officer	April 30, 2026
Nir Ben Yosef	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	April 30, 2026
Oz Adler

*	Director	April 30, 2026
Asaf Itzhaik

*	Director	April 30, 2026
Liat Sidi

*	Director	April 30, 2026
Yehonatan Zalman Vinokur

*	Director	April 30, 2026
Liron Carmel

*By:	/s/ Tomer Izraeli
Tomer Izraeli
As Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Polyrizon Ltd., has signed this Registration Statement on April 30, 2026.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director